Amendment to Amended and Restate International Distribution
Agreement concerning the AXP Platform

This Amendment to the Agreement is made effective November 17, 2009 (“Effective Date”), by and between,

1.	ThermoGenesis Corp., having its address at 2711 Citrus Road, Rancho Cordova, CA 95742, USA (“TGC”), and

2.	GE Healthcare Bio-Sciences AB, a GE Healthcare company having its address at Björkgatan 30, SE-751 84 Uppsala, Sweden (“GEHC”).

Recitals

A.	The Parties have entered into an Amended and Restated International Distribution Agreement, dated May 2, 2008 (the “Agreement”).

B.	The Parties wish to have the Agreement amended in accordance with the provisions below.

Considering the above the Parties have entered into the following amendment to the Agreement (the “Amendment”).

Amendment

1.	Terms not otherwise defined in this Amendment shall have the meanings defined in the Agreement.

2.	Except as expressly amended herein, all terms and conditions of the Agreement shall remain in full force and effect.

3.	The Amendment shall be effective as from the Effective Date.

4.	Section 19.1 shall be deleted in its entirety and replaced by the following:

“This Agreement shall commence as the Effective Date and shall continue thereafter until December 31, 2010. Unless terminated in writing by either party no less than eleven (11) months before expiration of the then-current term, the term of this Agreement shall automatically be prolonged for two (2) year periods at a time.”

This Amendment has been executed in two originals whereof the Parties have taken one each.
THERMOGENESIS CORP.	GE HEALTHCARE BIO-SCIENCES AB

By:	/s/: J. Melville Engle	By:	/s/: Magnus Lundgren

Name:	JM Engle	Name:	Magnus Lundgren

Title:	CEO	Title:	Global Sourcing Executive

Date:	11/18/09	Date:	11/30/09